Exhibit 21

SUBSIDIARIES OF AMERIPRISE FINANCIAL, INC.*

Subsidiary Name	Jurisdiction of Incorporation

Ameriprise Financial Services, Inc.	Delaware
American Express Financial Advisors Japan Inc.	Delaware
American Express Management Company S.A.	Luxembourg
IDS Life Insurance Company	Minnesota
IDS REO 1, LLC	Minnesota
IDS REO 2, LLC	Minnesota
American Enterprise Life Insurance Company	Indiana
American Enterprise REO 1, LLC	Minnesota
American Partners Life Insurance Company	Arizona
American Centurion Life Assurance Company	New York
IDS Life Insurance Company of New York	New York
Ameriprise Certificate Company	Delaware
Investors Syndicate Development Corporation	Delaware
RiverSource Investments LLC	Minnesota
Advisory Capital Strategies Group, Inc.	Minnesota
Boston Equity General Partner LLC	Delaware
Advisory Quantitative Equity (General Partner) LLC	Delaware
Advisory Credit Opportunities GP LLC	Delaware
Advisory Capital Partners LLC	Delaware
Advisory European (General Partners) Inc.	Cayman Islands
Advisory Select LLC	Delaware
Advisory Convertible Arbitrage LLC	Delaware
Kenwood Capital Management LLC (51.1%)	Delaware
American Express Asset Management International (Japan) Ltd.	Delaware
IDS Capital Holdings, Inc.	Minnesota
IDS Management Corporation	Minnesota
IDS Cable Corporation	Minnesota
IDS Cable II Corporation	Minnesota
IDS Futures Corporation	Minnesota
IDS Partnership Services corporation	Minnesota
IDS Realty Corporation	Minnesota
RiverSource Distributors, Inc.	Delaware
Ameriprise Trust Company	Minnesota
American Enterprise Investment Services Inc.	Minnesota
RiverSource Service Corporation	Minnesota
American Express Asset Management International Inc.	Delaware
American Express Asset Management Ltd.	England
RiverSource Tax Advantaged Investment Inc.	Delaware
AEXP Affordable Housing LLC	Delaware
IDS Property Casualty Insurance Company	Wisconsin
Ameriprise Insurance Company	Wisconsin
Ameriprise Auto & Home Insurance Agency Inc.	Wisconsin
AMEX Assurance Company	Illinois
Securities America Financial Corporation	Nebraska
Securities America Advisors, Inc.	Nebraska
Realty Assets, Inc.	Nebraska
Securities America, Inc.	Nebraska
American Express Property Casualty Insurance Agency of Kentucky Inc.	Kentucky
American Express Property Casualty Insurance Agency of Maryland Inc.	Maryland
American Express Property Casualty Insurance Agency of Mississippi Inc.	Mississippi
American Express Insurance Agency of Alabama Inc.	Alabama
American Express Insurance Agency of Arizona Inc.	Arizona

American Express Insurance Agency of Idaho Inc.	Idaho
American Express Insurance Agency of Indiana Inc.	Indiana
American Express Insurance Agency of Maryland Inc.	Maryland
American Express Insurance Agency of Massachusetts Inc.	Massachusetts
American Express Insurance Agency of Nevada Inc.	Nevada
American Express Insurance Agency of New Mexico Inc.	New Mexico
American Express Insurance Agency of Oklahoma Inc.	Oklahoma
American Express Insurance Agency of Texas Inc.	Texas
IDS Insurance Agency of Utah Inc.	Utah
American Express Insurance Agency of Wyoming Inc.	Wyoming
Threadneedle Asset Management Holdings Ltd.	England
Threadneedle Investment (Channel Islands) Ltd.	Jersey, Channel Islands
Threadneedle Asset Management Finance Ltd.	England
Threadneedle Asset Management Ltd.	England
Threadneedle Portfolio Services Ltd.	England
Threadneedle Investment Services Ltd.	England
Threadneedle Asset Management (Nominees) Ltd.	England
Threadneedle Investment Services GMbH	Germany
Threadneedle International Fund Management Ltd.	England
EMX Company Ltd. (22.5% owned)	England
Cofunds Holdings Ltd. (16.3% owned)	England
Investment Manager Selection (Holdings) Ltd. (12% owned)	England
Eagle Star ISA Manager Ltd.	England
Eagle Star Unit Managers Ltd.	England
ADT Nominees Ltd.	England
Threadneedle International Ltd.	England
Threadneedle Management Services Ltd.	England
Threadneedle Rural Property Services Ltd.	England
Threadneedle Property Services Ltd.	England
Threadneedle Pension Trustees Ltd.	England
Threadneedle Pensions Ltd.	England
Crockhamwell Road Management Ltd. (50% owned)	England
Threadneedle Property GP Holdings Ltd.	England
Threadneedle Property Investments Ltd.	England
Sackville Property (GP) Ltd.	England
Sackville Tandem Property (GP) Ltd.	England
Sackville Tandem Property Nominees Ltd.	England
Sackville TPEN Property (GP) Ltd.	England
Sackville TPEN Property Nominee Ltd.	England
Sackville TPEN Property Nominee (2) Ltd.	England
Sackville TSP Property (GP) Ltd.	England
Sackville TSP Property Nominee Ltd.	England

*Excludes subsidiaries that, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.